UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 29, 2012

Tegal Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

140 2nd Street, Suite 318
Petaluma, CA 94952
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement with CollabRx, Inc.  On June 29, 2012, Tegal Corporation ( “Tegal” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, CLBR Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), CollabRx, Inc. (“CollabRx”) and CommerceOne, as Stockholders Representative, pursuant to which it is contemplated that CollabRx will become a wholly-owned subsidiary of the Company.  CollabRx is a privately-held company offering cloud-based expert systems that provide clinically relevant interpretive knowledge to institutions, physicians, researchers and patients for genomics-based medicine in cancer and other diseases to inform health care decision making.

In consideration for the stock of CollabRx, Tegal will issue an aggregate of 236,433 shares of common stock, representing 14% of Tegal’s total shares outstanding prior to the closing, to former CollabRx stockholders.  Tegal and certain former CollabRx stockholders will enter into a Stockholders Agreement providing for, among other things, registration rights, transfer restrictions and voting and standstill agreements. Tegal also will assume $500,000 of existing CollabRx indebtedness through the issuance of 5-year promissory notes in substitution for outstanding notes previously issued by CollabRx. In addition, Tegal will grant a total of 368,417 RSUs and options as “inducement grants” to newly hired management and employees, all subject to four-year vesting and other restrictions.

The Merger Agreement includes representations and warranties of the parties, covenants and agreements regarding the operation of the business of CollabRx during the period from the execution of the Merger Agreement to closing, and indemnification provisions in the event of a breach of a representation, warranty, covenant or agreement contained in the Merger Agreement.

 The conditions of the parties to the Merger Agreement are subject to the satisfaction or waiver of specified conditions, any of which may be waived by the party benefiting from the relevant provision.

 The obligations of each party are subject to:
●	The Merger Agreement and the merger shall have been approved and adopted by the stockholders of CollabRx;
●
No governmental entity, nor any court or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order that prevents or prohibits consummation of the merger or any other transactions contemplated in the Merger Agreement or any ancillary agreement; and

●
All consents, approvals and authorizations of any governmental entity shall have been obtained, in each case without (A) the imposition of conditions, (B) the requirement of divestiture of assets or property or (C) the requirement of expenditure of money by Tegal or CollabRx to a third party in exchange for any such consent.

The obligations of Tegal and Merger Sub are also subject to:
●
Each of the representations and warranties of CollabRx contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the closing as though made on and as of the closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date and those representations and warranties qualified by their terms by a reference to materiality shall be true and correct in all respects);

●	CollabRx shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing;
●
Since the date of the Merger Agreement, there shall not have occurred any material adverse effect on CollabRx’s assets, liabilities, business, condition (financial or otherwise), results of operations or prospects;

●
No action or claim shall be pending or, to CollabRx’s knowledge, threatened before any court wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by the Merger Agreement or any  ancillary agreement, (B) cause any of the transactions contemplated by the Merger Agreement or any ancillary agreement to be rescinded following consummation thereof or (C) affect adversely the right or powers of Tegal to own, operate or control CollabRx;

●	Jay M. Tenenbaum shall have entered into an Agreement Not to Compete with Tegal.
●	Each former stockholder of CollabRx expected to receive at least 5,000 shares of Tegal’s common stock in connection with the merger shall have entered into the Stockholders Agreement;
●	The Employment Agreement between Tegal and James Karis shall not have been revoked and shall be in full force and effect;
●	Stockholders of CollabRx holding at least ninety percent (90%) of CollabRx’s capital stock shall have executed a stockholder consent approving the Merger Agreement;
●
All outstanding convertible promissory notes issued by CollabRx pursuant to the Convertible Note and Warrant Purchase Agreement dated as of February 17, 2012 shall have been cancelled and, in exchange therefor, Tegal shall have issued promissory notes with an aggregate principal amount of $500,000;

●	Each former stockholder of CollabRx receiving shares of Tegal’s common stock in connection with the merger shall execute and deliver to Parent a stock power;
●
Each of the Amended and Restated Investors' Rights Agreement, dated as of April 2, 2011, and the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 2, 2011, in each case by and among CollabRx and certain of its stockholders, shall have been terminated; and

●	The domain name www.collabrx.com shall have been assigned to CollabRx.

The obligations of CollabRx are also subject to:
●
Each of the representations and warranties of Tegal and Merger Sub contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the closing as though made on and as of the closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date);

●
Tegal and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the closing;

●
Since the date of the Merger Agreement, there shall not have occurred any material adverse effect on Tegal’s assets, liabilities, business, condition (financial or otherwise) or results of operations; and

●	Tegal shall have entered into the Stockholders Agreement.

The Merger Agreement may be terminated by Tegal or CollabRx upon certain designated uncured breaches, or if the transaction is not closed by August 31, 2012.

The full text of the Merger Agreement is filed as Exhibit 10.1 to this Current Report and incorporated herein by this reference.  The description of the Merger Agreement provided above is qualified in its entirety by the full text as attached.

Employment Agreement with James Karis.  On June 29, 2012 and in connection with the execution of the Merger Agreement, Tegal entered into an Employment Agreement with James Karis, the current Chief Executive Officer of CollabRx.  Pursuant to the Employment Agreement, Mr. Karis will become Tegal’s Co-Chief Executive Officer and a director upon the closing of the merger.  The Employment Agreement has a two-year term that is automatically extended for additional one-year periods unless either party provides 90 days written notice of nonrenewal.  The Employment Agreement provides for a $225,000 base salary, a $100,000 signing bonus and an annual cash incentive bonus of up to 50% of base salary.  Mr. Karis will be granted 239,417 restricted stock units (“RSUs”), which will vest over a period of four years, with 23, 921 RSU’s vesting immediately, 17,970 RSU’s vesting on each of the 9- and 12- month anniversaries of the date of grant and 14,963 RSUs vesting on each subsequent quarterly anniversary of the date of grant.  The Employment Agreement provides for severance benefits in the event that Mr. Karis’ employment is terminated by Tegal without “cause” or by Mr. Karis for “good reason.”  In the event that the Merger Agreement is terminated for any reason prior to the effective time of the merger, the Employment Agreement will automatically terminate.

The full text of the Employment Agreement is filed as Exhibit 10.2 to this Current Report and incorporated herein by this reference.  The description of the Employment Agreement provided above is qualified in its entirety by the full text as attached.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Agreement and Plan of Merger, dated June 29, 2012, by and among Tegal Corporation, CLBR Acquisition Corp., CollabRx, Inc. and CommerceOne, as Stockholders’ Representative.

10.2	Employment Agreement, dated June 29, 2012, by and among Tegal Corporation and James Karis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2012	TEGAL CORPORATION

	By:	/s/ Christine Hergenrother
	Name:	Christine Hergenrother
	Title:	Chief Financial Officer